EXHIBIT 23.1
                                                                    ------------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the use in Amendment No. 4 to this Registration Statement filed on Form 10 of our report dated March 1, 2006 (except for Note 9 as to which the date is April 17, 2006) relating to the financial statements of Zond Windsystem Partners, Ltd. Series 85-B as of and for the years then ended December 31, 2005, 2004, 2003, 2002 and 2001.




Hein & Associates LLP

Houston, Texas
July 10, 2006